                                                         									EXHIBIT 3
                                                         									PAGE 3



                         				State of Delaware


                   			Office of the Secretary of State
             		     ______________________________________


	I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCOR-PORATION OF BOSTON TECHNOLOGY, INC. FILED IN THIS OFFICE ON THE TWENTY-SIXTH
DAY OF OCTOBER, A.D. 1989, AT 10 O'CLOCK A.M.




                                     						/s/ Michael Harkins
                                     						___________________________
                                     						Michael Harkins, Secretary of State

                                     						AUTHENTICATION: :2391158
899304010
						                                     DATE:   10/31/1989








                             					Page 14
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                                                          									EXHIBIT 3
                                                          									PAGE 4

8902990024
                     			CERTIFICATE OF INCORPORATION

                           				     OF

                    			   BOSTON TECHNOLOGY, INC.
                    			  (A Delaware Corporation)

	I, the undersigned, being a person capable of contracting for the purpose of forming a corporation pursuant to Chapter 1 of Title 8 of the General Corpora-
tion Law of Delaware, do hereby adopt this Certificate of Incorporation (the
"Charter") and for such purpose certify that:

   				 ARTICLE I
			     NAME AND DURATION

	The name of this corporation is Boston Technology, Inc. (the "Company").  It shall have perpetual existence.


    				ARTICLE II
	 	 	   REGISTERED OFFICE AND AGENT

	The location of the Company's Registered Office in the State of Delaware is
The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County
of New Castle, Delaware 19801.  The Company's Registered Agent at this address is The Corporation Trust Company.


			     ARTICLE III
			     INCORPORATOR

 The Incorporator's name is Ronald J. Miller and his mailing address is 501 South Cherry Street, Suite 500, Denver, Colorado 80222.


		      ARTICLE IV
    				PURPOSE

	The Company may engage in any lawful activities for which corporations may be formed under the General Corporation Law of Delaware and the laws of any other state wherein the Company transacts business.


	       ARTICLE V
			     CAPITAL STOCK

	5.01     Authorized Shares.  The aggregate number of shares of Common Stock the Company shall have authority to issue is Thirty-Five Million (35,000,000),
$.001 par value.  All shares of the Company shall be issued for such consider-
ation, expressed in dollars, as the Board of Directors may, from time to time, determine.

                              					Page 15
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                                                         									EXHIBIT 3
                                                         									PAGE 5

	5.02    Consideration for Stock.  Shares of Common Stock issued shall be fully paid and nonassessable if (a) the entire amount of consideration has been received by the Company in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof;
or (b) not less than the amount of the consideration determined to be capital pursuant to Section 154 of the General Corporation Law of Delaware has been received by the Company in the form specified in clause (a) and the Company has received a binding obligation of the subscriber to pay the balance of the consideration due.  The Board of Directors shall have sole authority to deter-
mine the consideration to be received for the Company's stock and treasury stock, which shall not be less than the par value thereof.

	5.03    Common Stock.  The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the
Board of Directors and stated in the resolution or resolutions providing for issuance thereof.  Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title.  All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.  The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the
Board of Directors shall determine by resolution or resolutions.  Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class and carry such voting rights as elsewhere provided for in this Charter, without any designation, preference or relative, participa-
ting, optional or other special rights, and subject to no qualification, limitation or restriction.

	5.04    Amendment of Shareholder Rights.  So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, partici-
pating or other rights of these shares may be amended by resolution of the
Board of Directors.

	5.05 Shares Reacquired by the Company. Shares of the Company's Common Stock redeemed or otherwise reacquired by the Company shall not be canceled and retired, unless the Board of Directors specifically so resolves at the time issuance thereof is authorized, but shall be given the status of author-ized and unissued shares.

	5.06    Dividends.  Dividends in cash, property or shares of the Company may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Company to the extent and in the manner permitted by law.
If at any time the Company has outstanding more than one class of shares, it may pay dividends on its shares to the holders of any class of shares, with-
out the vote of shareholders of the class in which the payment is to be made.

	5.07    Voting Rights; Cumulative Voting.  Each outstanding share of Common
Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders.  Cumulative voting shall not be allowed in the election of directors of the Company.

	5.08    Voting Rights of Debt Holders.  Holders of debentures, bonds or other obligations of the Company may, at the time of issuance thereof, be given the right to vote in the election of Directors or other voting rights.  Any such voting rights may be fixed or contingent.
                               					Page 16
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                                                         									EXHIBIT 3
                                                         									PAGE 6


	5.09    Denial of Preemptive Rights.  No holder of any shares of the Company, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Company, including shares or securities held in the treasury of the Company.

	5.10 Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, the remainder of the Company, a portion of its assets, in cash or property, subject to the limitations contained in the General Corporation Law of Delaware. Any such partial liquidation may be made without the vote or approval of shareholders. The Company may also make purchases of its Common, directly or indirectly, to the extent of unreserved and unrestricted earned surplus available, without the vote or approval of shareholders.


   				ARTICLE VI
			    REGISTERED HOLDERS

	The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the
Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person.  The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such
Shares.


   				ARTICLE VII
			  	 DIRECTORS

	7.01    Initial Directors.  The powers of the incorporator shall terminate upon the filing of this Charter.  The number of Directors shall be as fixed in the
Company's By-Laws; provided that, in the absence of such provision in the
By-Laws, the Company shall have no fewer than three (3) Directors.  The following individuals shall serve as the Company's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified.  Directors shall be elected by plurality vote and need not be elected by written ballot.

	Greg C. Carr
	1600 Massachusetts Avenue, #508
	Cambridge, MA 02139

	Scott A. Jones
	170 Gore St., Apt. 618
	Cambridge, MA 02141

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                                                        									EXHIBIT 3
                                                        									PAGE 7

	Ronald J. Miller
	501 S. Cherry Street
	Suite 500
	Denver, Colorado 80222

	Richard J. Connaughton
	50 Commonwealth Avenue, #805
	Boston, MA 02116

	7.02     Exclusion of Liability.  As authorized by Section 102 (b) (7) of the
General Corporation Law of Delaware, no Director of the Company shall be personally liable to the company or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability
(i) for any breach of a Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of Delaware, as it
now exists or may hereafter be amended, or (iv) for any transaction from which a Director derives an improper personal benefit.  This Article 7.02 shall apply to a person who has ceased to be a Director of the Company with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This Article 7.02 shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under this Charter, the Company's ByLaws or the General Corpora-
tion Law of Delaware. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Company's Directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.  Any repeal or modification of this Article 7.02 by the share-
holders shall be prospective only and shall not adversely affect any limita-
tion on the personal liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provi-
sion inconsistent with, this Article 7.02.


  				ARTICLE VIII
		  		SHAREHOLDERS

	8.01    Definition.  Whenever the term "total voting power" appears in this
Charter, it shall mean all shares of the Company entitled to vote on the question presented, and of every class or series of shares entitled to vote by class or series.  Whenever the term "voting power present" appears in this
Charter, it shall mean that portion of the total voting power (if less than
100%) which is present at a legal meeting of the Company's shareholders, duly called and held, at which a quorum is present.

	8.02    Vote Recruited.  Any action to be taken by the Company's shareholders may be taken by a majority of the voting power present, in person or by proxy, except where this Charter or the Company's by-laws then in effect require a higher proportion of the voting power present, a proportion of the total voting power, or both.  Nothing contained in this Article shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series.

	8.03    Manner of Voting.  The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors.
Written ballots shall be used only upon authorization of the Board of
Directors or as provided in the company's Bylaws.

						                                                        			EXHIBIT 3
                                                        									PAGE 8

	8.04     Action Without Meeting.  Notwithstanding any other provision of this
Charter, any action by the shareholders may be taken by written consent in lieu of a meeting, without prior notice or vote, of the holders of that portion of the total voting power necessary to authorize such action.  The manner of obtaining any such written consent shall be governed by the Company's By-Laws.

  				ARTICLE IX
				  BYLAWS

	The initial Bylaws of the Company shall be adopted by its Board of Directors.
The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least two-thirds (2/3) of the total voting power.  The Bylaws may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Charter.

  				ARTICLE X
      COMPROMISE AND REORGANIZATION

	Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its shareholders or any class of them, any court of equitable jurisdiction within the State of
Delaware may, on the application in a summary way of the Company or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Company under Section 291 of the General Corpora-
tion Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under Section 279 of the
General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the
Company, as the case may be, and also on the Company.

  				ARTICLE XI
	     INDEMNIFICATION

	11.01. Actions, Suits or Proceedings Other than by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

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						                                                         			EXHIBIT 3
                                                         									PAGE 9


	11.02.  Actions or Suits by or in the Right of the Company.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses
(including attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appear therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Company except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of
Delaware or the court in which such action or suit was brought shall deter-
mine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

	11.03.   Indemnification for Costs, Charges and Expenses of Successful Party.
Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in
Sections 11.01 and 11.02 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

	11.04.   Determination of Right to Indemnification.  Any indemnification under
Sections 11.01 and 11.02 of this Article (unless ordered by a court) shall be paid by the Company unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Direc-
tors so directs, by independent legal counsel in a written opinion, or (iii)
by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 11.01 and 11.02 of this Article.

	11.05.  Advances of Costs, Charges and Expenses.  Costs, charges and expenses
(including attorney's fees) incurred by a person referred to in Sections 11.01 or 11.02 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimate-
ly be determined that such director or officer is not entitled to be indem-
nified by the Company as authorized in this Article.  Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appro-
priate.  The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the
Company, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

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						                                                       			EXHIBIT 3
                                                       									PAGE 10


	11.06    Procedure for Indemnification.  Any indemnification under Sections
11.01, 11.02 and 11.03, or advance of costs, charges and expenses under
Section 11.05 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer.  The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days.  Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the
Company.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 11.05 of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 11.01 or 11.02 of this Article, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 11.01 or 11.02 of this Article, nor the fact that there has been an actual determination by the Company (including its
Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

	11.07.  Other Rights; Continuation of Right to Indemnification.  The indemni-
fication provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnifica-
tion may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  All rights to indemnification under this Article shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this
Article is in effect.  Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Company arising hereunder.  This Article shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation or otherwise.

	11.08.   Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the
Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or an his behalf in any such capa-
city, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

	11.09. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company (i) shall nevertheless indemnify each director and officer of the Company and (ii) may nevertheless indemnify each employee and agent of the Company, as to any cost, charge and expense (including attorney's fees),

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						                                                         			EXHIBIT 3
                                                         									PAGE 11


judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

	11.10.   Amendment. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article.  No amendment, termination or repeal of this Article shall affect or impair in any way the rights of any director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

	11.11.  Subsequent Legislation.  If the General Corporation Law of Delaware is
amended after approval by the shareholders of this Article to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent (except with respect to the voting requirements specifically set forth in Section 11.10 above) permitted by the General Corporation Law of Delaware, as so amended.

	IN WITNESS WHEREOF, the above named Incorporator has signed this Certificate of Incorporation on the 20th day of October, 1989.

							INCORPORATOR:


							/s/ Ronald J. Miller
							_______________________
							Ronald J. Miller

						                                                        			EXHIBIT 3
                                                        									PAGE 12



STATE OF COLORADO       )
                     			)       ss.
COUNTY OF ARAPAHOE      )


	I, the undersigned, a notary public, hereby certify that on the 20th day of
October 1989, the above named Incorporator personally declared before me and, being by me first duly sworn, declared that he is the person who signed the foregoing Certificate of Incorporation as Incorporator, and that the state-
ments therein contained are true.

	WITNESS my hand and official seal.

							/s/ Rosemarie J. Simone
							_____________________________
							Notary Public


(SEAL)



My Commission Expires:

August 12, 1991
_______________









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